                                                                  Exhibit (j)(2)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in each Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 27 to Registration Statement (Form N-1A, No. 2-93068) of Excelsior Tax-Exempt Funds, Inc. of our reports dated May 7, 1999 on the financial statements and financial highlights included in the 1999 Annual Reports to Shareholders.

                                     /s/ Ernst & Young LLP
                                     ---------------------
                                     Ernst & Young LLP




Boston, Massachusetts
July 28, 1999